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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 7, 2004

                               IQ BIOMETRIX, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           DELAWARE                     0-24001                 76-0552098
       (STATE OR OTHER                (COMMISSION             (IRS EMPLOYER
JURISDICTION OF INCORPORATION)        FILE NUMBER)           IDENTIFICATION NO.)


     39111 PASEO PADRE PARKWAY, SUITE 304, FREMONT, CALIFORNIA        94538
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (510) 795-2900

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 8.01    OTHER EVENTS

                      IQ BIOMETRIX, INC. FINANCIAL RESULTS
                            FOR ITS FISCAL YEAR 2004

IQ Biometrix, Inc. (OTCBB: IQBM), a provider of biometric software and services primarily to law enforcement agencies and the security industry, is announcing its unaudited financial results for its fiscal year ended June 30, 2004.

FISCAL YEAR RESULTS:

Revenues:

Revenues for the twelve months ended June 30, 2004 were $270,000, up 155% from the $106,000 for the twelve months ended June 30, 2003. The increased revenues were primarily due to increased pricing for its FACES(TM)4.0 product, which was released during the first fiscal quarter of 2004. Revenues in fiscal year 2004 were derived from a diverse customer base sold mainly in units of 1 to 10. No customer was responsible for more than 2% of revenues.

Net Loss:

The company recorded a net loss for the year ended June 30, 2004 of $8.1 million, or $0.37 per share based on 21.9 million diluted shares outstanding. This was up $4.2 million from the net loss for the year ended June 30, 2003 of $3.9 million, or $0.23 per share based on 16.9 million basic shares outstanding. The loss for 2004 included $1.2 million of debt discount amortization, accrued interest on debt of $140,000 and $67,000 of amortization and depreciation of intangibles and fixed assets. The increased loss for fiscal 2003 was primarily caused by an increase in G&A spending for legal, investor relations, investment banking and business consulting. These expenses were added for capital raising and strategic business development. For the year ended June 30, 2004, the company issued approximately 4.1 million shares of its common stock valued at approximately $5.0 million. The services related to these issuances were mainly legal, investor relations, investment banking and corporate business consulting. These shares were issued to certain contractors under the company's 2004 Consultant Compensation Plan, which allows the company to compensate consultants in lieu of cash for services performed for the company.

Cash Flow:

The company's cash and short-term investments stood at $7,000 at the end of 2004, down $91,000 from $98,000 at the end of 2003. The $91,000 decrease was composed of the operating and investing cash outflows of $910,000 and cash inflows of $819,000. These cash inflows included a net $749,000 in debentures and short term loans and $70,000 from the exercise of stock options.


ABOUT IQ BIOMETRIX, INC.:
IQ Biometrix, Inc. (IQBM) provides law enforcement and security technology solutions for government and private industry. IQ Biometrix, an innovative California-based company is a leading provider of facial composite technology for law enforcement agencies in North America. FACES(TM) is currently used by thousands of policing agencies worldwide, including the Central Intelligence Agency and the Federal Bureau of Investigation. IQBM is currently developing new applications based on this foundation technology tailored to meet the needs of national, business and personal security. Its solutions practice is focused on integrating IQBM and partner technologies to provide customized responses to client needs. Further information about IQBM can be found at www.iqbiometrix.com.


                               IQ BIOMETRIX, INC.
                                  BALANCE SHEET

                                                               6/30/04        06/30/03
                                                            ------------    ------------
ASSETS                                                       Unaudited
  Current assets
      Cash                                                  $      6,860    $     97,681
      Accounts receivable, net of $6,000 allowance                20,255           5,973
      Inventory                                                    1,027           6,008
      Prepaid expenses                                           108,399          37,882
      Note receivable                                                 --          50,000
                                                            ------------    ------------
          Total current assets                                   136,541         197,544

  Equipment, net of $9,199
   of accumulated depreciation                                     5,268           7,704

  Intellectual property,
   net of $112,093 accumulated amortization                       86,723          94,265
                                                            ------------    ------------

      Total assets                                          $    228,532    $    299,513
                                                            ============    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
  Current liabilities
      Convertible notes payable to investors, net           $  1,902,549    $    537,820
      Short term note payable                                    100,000          50,000
      Accounts payable                                           256,092         142,920
      Accrued expenses                                           340,400         401,712
                                                            ------------    ------------
           Total current liabilities                           2,599,041       1,132,452
                                                            ------------    ------------

Stockholders' Deficit
  Common stock, $.01 par value; 50,000,000 shares
      authorized; 24,701,190 shares issued and oustanding        247,012         189,059
  Additional paid-in capital                                  10,376,486       3,849,958
  Accumulated deficit                                        (12,994,007)     (4,871,956)
                                                            ------------    ------------
      Stockholders' deficit                                   (2,370,509)       (832,939)
                                                            ------------    ------------

      Total liabilities and stockholders' equity            $    228,532    $    299,513
                                                            ============    ============

                               IQ BIOMETRIX, INC.
                            STATEMENTS OF OPERATIONS


                                    For the twelve months ended
                                              June 30,
                                       2004           2003
                                   ------------    ------------
                                    unaudited

Revenue - software sales           $    269,724    $    105,772

Operating expenses
     Cost of sales                      112,286          25,851
     Selling expense                    379,606         260,477
     General and administrative       6,366,674       2,896,509
     Research and development           171,917         147,562
     Interest, net                    1,336,970         282,461
     Impairment                          20,042         350,000
     Depreciation                         4,281          30,603
        Total operating expenses      8,391,776       3,993,463


Net Loss                           $ (8,122,052)   $ (3,887,691)



Basic and Diluted loss per share   $      (0.37)   $      (0.23)
Weighted average
  shares outstanding                 21,979,673      16,928,344

                     IQ BIOMETRIX, INC
                  STATEMENT OF CASH FLOWS
                                                           For the twelve
                                                            months ended
                                                              June 30,
                                                        2004           2003
                                                     -----------    -----------
OPERATING ACTIVITIES:                                 unaudited

Net loss                                             $(8,122,050)   $(3,887,691)

Adjustments to reconcile net loss to
  net cash used in operating activities
    Depreciation and amortization                         66,818         30,603
    Provision  for bad debt                                6,000        350,000
    Common stock and options issued for services       5,418,658      1,791,503
    Non cash compensation expense                        559,771             --
    Amortization of debt discount                      1,081,075        240,022
     Changes in assets and liabilities:
        Accounts receivable                              (20,282)        (5,973)
        Prepaid expenses                                 (70,517)       (11,603)
        Inventory                                          4,981         24,952
        Accrued liabilities                               58,695        401,712
        Accounts payable                                 109,637         85,806
                                                     -----------    -----------
Net cash used in operating activities                   (907,215)      (980,669)
                                                     -----------    -----------

 Investing activities
        Purchase of fixed assets                          (3,306)       (11,161)
        Purchase of intellectual property                (50,000)            --
        Advance to NSS                                    50,000       (400,000)
        Purchase of intangible asset                          --        (63,002)
                                                     -----------    -----------
Net cash used in investing activities                     (3,306)      (474,163)
                                                     -----------    -----------

Financing activities
        Proceeds from sale of common stock                    --        200,000
        Proceeds from exercise of options                 69,700         10,300
        Proceeds from new convertible notes payable      700,000      1,200,000
        Payments on short term notes payable             (50,000)            --
        Proceeds from short term notes payable           100,000         50,000
                                                     -----------    -----------
Net cash provided by financing activities                819,700      1,460,300
                                                     -----------    -----------

Net increase (decrease) in cash                          (90,821)         5,468

Cash, beginning of year                                   97,681         92,213
                                                     -----------    -----------

Cash, end of year                                          6,860         97,681
                                                     ===========    ===========

Supplemental cash flow information

Non-cash investing and financing activities

    Interest paid                                    $        --    $        --
    Taxes paid                                       $        --    $        --

   The accompanying notes are an integral part of these financial statements

COMPANY CONTACT:

Michael Walsh, Chief Financial Officer                          510-795-2900

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IQ BIOMETRIX, INC.

/s/    MICHAEL WALSH
-------------------------------------
Michael Walsh
Chief Financial Officer and Secretary

Date: September 7, 2004